Exhibit 99.1

Contacts:	Debbie O'Brien	Stephanie Wakefield
	Corporate Communications	Investor Relations
	+ 1 650 385 5735	+ 1 650 385 5261
	dobrien@informatica.com	swakefield@informatica.com

INFORMATICA REPORTS SECOND QUARTER REVENUES OF $222.4 MILLION
Achieves 18 Percent Software Revenue Growth and 17 Percent Total Revenue Growth

•Second quarter software revenues of $91.4 million, up 18 percent year-over-year
•Second quarter total revenues of $222.4 million, up 17 percent year-over-year
•Second quarter GAAP earnings per diluted share of $0.16 and non-GAAP earnings per diluted share of $0.31
•Signed 94 deals over $300,000 and 15 deals over $1 million
REDWOOD CITY, Calif., July 25, 2013 - Informatica Corporation (Nasdaq:INFA), the world's number one independent provider of data integration software, today announced financial results for the second quarter ended June 30, 2013.
“Our results reflect more strategic customer decisions as organizations, across many verticals, aspire to become data-centric enterprises,” said Sohaib Abbasi, chairman and chief executive officer, Informatica. “Informatica is well-positioned for sustained growth with our two key advantages: the industry's only virtual data machine, Vibe, simplifies information infrastructure and the comprehensive Informatica Platform puts information potential to work.”
Financial Highlights for the Second Quarter Ended June 30, 2013
Total revenues for the second quarter of 2013 were $222.4 million, an increase of 17 percent from $190.5 million in the second quarter of 2012. Software revenues were $91.4 million, an increase of 18 percent from $77.6 million in the second quarter of 2012. Within software revenues, license revenues were $80.1 million, up 13 percent year-over-year, and subscription revenues were $11.3 million, up 70 percent year-over-year.
Income from operations for the second quarter of 2013, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $25.9 million, compared to $28.2 million in the second quarter of 2012.
GAAP net income for the second quarter of 2013 was $18.2 million, compared to $20.1 million in the second quarter of 2012, and GAAP net income per diluted share was $0.16, compared to $0.18 per diluted share in the second quarter of 2012.
Non-GAAP income from operations for the second quarter of 2013 was $49.6 million, up 8 percent from $45.9 million in the second quarter of 2012. Non-GAAP net income for the second quarter of 2013 was $34.1 million, up 5 percent from $32.4 million in the second quarter of 2012 and non-GAAP net income per diluted share was $0.31, up 7 percent from $0.29 per diluted share in the second quarter of 2012. Non-GAAP income from operations and non-GAAP net income exclude charges and tax benefits related to the amortization of acquired technology and intangible assets, facilities acquisition-related adjustments, acquisition and other charges (benefit), and share-based compensation. A reconciliation of GAAP results to non-GAAP results is included below.
For the six month period ended June 30, 2013, total revenues were $436.7 million, up 13 percent from $386.5 million in the first six months of 2012. Software revenues for the first six months of 2013 were $179.3 million, up 10 percent from $163.5 million in the first six months of 2012. Within software revenues, license revenues were $158.2 million, up 5 percent year-over-year, and subscription revenues were $21.1 million, up 69 percent year-over-year. Income from operations for the first six months of 2013, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $50.6 million, compared to $66.2 million in the first six months of 2012. GAAP net income for the first six months of 2013 was $36.1 million, compared to $46.6 million in the first six months of 2012, and GAAP net income per diluted share was $0.32, compared to $0.41 per diluted share in the first six months of 2012. Non-GAAP income from operations for the first six months of 2013 was $97.8 million, compared to $102.5 million in the first six months of 2012. Non-GAAP net income for the first six months of 2013 was $68.9 million, compared to $72.0 million in the first six months of 2012 and non-GAAP net income per diluted share was $0.62, compared to $0.64 per diluted share in the first six months of 2012.
Additional Highlights Achieved Since April 2013:

•	Introduced Informatica Vibe. Vibe is the industry's first and only virtual data machine to simplify the information infrastructure with the value proposition of “Map Once. Deploy Anywhere.”

•
Introduced Informatica PowerCenter Express. PowerCenter Express, powered by Vibe, economically addresses departmental data integration needs and seamlessly scales to enterprise-class PowerCenter editions such as Big Data Edition.

•
Introduced Informatica Cloud Summer 2013. The latest release of the award-winning Informatica Cloud family now delivers process automation and master data management (MDM) advances, connectivity to SAP solutions in the cloud and general availability of cloud data masking.

•	Launched Informatica MDM 9.6. Informatica MDM 9.6 introduces database independence, proactive data security, enhanced support for big data and new MDM solutions.

•	Completed the Acquisition of Heiler Software GmbH. With Heiler, Informatica now offers leading Product Information Management solutions for customers to optimize multi-channel commerce.

•
Expanded Market Leadership. Informatica was positioned by Gartner, Inc. in the leaders quadrant in the 2013 Data Integration Magic Quadrant. Additionally, research firm The Information Difference positioned Informatica as the market leader in its Data Quality Landscape and Master Data Management Landscape reports.

•
Earl Fry Named Best CFO. Informatica's CFO, CAO and EVP, Global Customer Support and Services, won the prestigious title of Best CFO, Software, at the Institutional Investor 2013 Best CFO Awards Dinner for the fourth year in a row.

Reclassifications
During the first quarter of 2013, Informatica performed a review of the presentation of certain of the company's revenue categories and adopted a revised presentation, which Informatica believes more accurately reflects the company's evolving product and service offerings. A change was made to rename other revenues to subscription revenues and to present subscription revenues and license revenues as software revenues. Other revenues were previously presented in services revenues. A corresponding change was made to present cost of license revenues and cost of other revenues as cost of software revenues. This change in presentation will not affect total revenues, total cost of revenues or total gross margin. Conforming changes have been made for all prior periods presented.
Conference Call and Webcast
Informatica will discuss its second quarter 2013 results on a conference call today beginning at 2:00 p.m. PT. The live conference call can be accessed at http://www.informatica.com/investor or by dialing 866-652-3154, reservation number 21096790. A replay of the call will also be available by dialing 404-537-3406, reservation number 21096790.
About Informatica
Informatica Corporation (Nasdaq:INFA) is the world's number one independent provider of data integration software. Organizations around the world rely on Informatica to realize their information potential and drive top business imperatives. Informatica Vibe, the industry’s first and only embeddable virtual data machine (VDM), powers the unique “Map Once. Deploy Anywhere.” capabilities of the Informatica Platform. Worldwide, over 5,000 enterprises depend on Informatica to fully leverage their information assets from devices to mobile to social to big data residing on-premise, in the Cloud and across social networks. For more information, call +1 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.
Non-GAAP Financial Information
To supplement Informatica's condensed consolidated financial statements prepared and presented on a GAAP basis, Informatica uses non-GAAP financial measures of income from operations, net income and net income per share. These measures are adjusted from income from operations, net income or net income per share prepared in accordance with GAAP to exclude the charges and expenses discussed above. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for, or superior to, income from operations, net income or net income per share prepared in accordance with GAAP.
Informatica believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its financial performance, its financial and operational decision making and as a means to evaluate period to period comparisons. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of Informatica's performance, by excluding certain expenses and expenditures such as non-cash charges and discrete charges that are infrequent in nature, such as charges related to acquisitions that may not be indicative of its underlying operating results. In addition, Informatica believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Informatica believes that the disclosure of these non-GAAP financial measures provides consistency and comparability of its recent financial results with its historical financial results, as well as to the operating results of similar companies in Informatica's industry, many of which present similar non-GAAP financial measures to investors. As an example, Informatica believes that it enhances comparability with similar companies' operating results by excluding stock compensation in its non-GAAP financial measures because of the different types of stock-based awards that companies may grant and because ASC 718 (“Stock Compensation”) allows companies to use different valuation methodologies and subjective assumptions. In addition, Informatica believes that both management and investors benefit from referring to these non-GAAP financial measures when planning, analyzing and forecasting future periods. There are a number of limitations related to these non-GAAP financial measures: (1) the non-GAAP measures exclude some costs that are recurring, particularly stock compensation, and we believe that stock compensation will continue to be a significant recurring expense for the foreseeable future; because stock compensation is an important part of our employees' compensation, such payments can impact their performance; and (2) the items we exclude in our non-GAAP measures may differ from the components our peer companies exclude when they report their non-GAAP measures. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP measures and evaluating non-GAAP measures together with the corresponding measures calculated in accordance with GAAP.
Forward Looking Statements
This press release contains forward-looking statements, including those relating to our ability to sustain our growth. Such statements involve risks and uncertainties and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to competition with larger companies that have longer operating histories or greater financial, technical, marketing and other resources; sales execution; and uncertainty in the state of IT spending and the growth of the market for data integration solutions. Additional risks and uncertainties are included under the caption “Risk Factors” in Informatica's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which has been filed with the SEC and is available on our investor relations website at http://www.informatica.com. All information provided in this release is as of July 25, 2013 and Informatica undertakes no duty to update this information.
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Note: Informatica, Informatica Vibe, Informatica Platform, Informatica PowerCenter Express, Informatica Cloud and Informatica Master Data Management are trademarks or registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Software	$91,428	$77,606	$179,334	$163,497
Service	131,011	112,886	257,405	223,015
Total revenues	222,439	190,492	436,739	386,512
Cost of revenues:
Software	2,501	2,444	4,643	4,268
Service	36,463	30,392	72,493	60,126
Amortization of acquired technology	5,621	5,361	11,345	10,992
Total cost of revenues	44,585	38,197	88,481	75,386
Gross profit	177,854	152,295	348,258	311,126
Operating expenses:
Research and development	41,668	34,791	81,191	69,563
Sales and marketing	89,510	72,667	173,567	140,376
General and administrative	19,181	14,992	37,668	30,677
Amortization of intangible assets	2,000	1,576	3,988	3,228
Facilities restructuring and facility lease termination costs	—	—	—	710
Acquisitions and other charges (benefit)	(436)	67	1,214	353
Total operating expenses	151,923	124,093	297,628	244,907
Income from operations	25,931	28,202	50,630	66,219
Interest and other income, net	374	680	1,076	1,378
Income before income taxes	26,305	28,882	51,706	67,597
Income tax provision	8,139	8,796	15,633	20,982
Net income	$18,166	$20,086	$36,073	$46,615
Net income per share:
Basic	$0.17	$0.19	$0.33	$0.43
Diluted	$0.16	$0.18	$0.32	$0.41
Shares used in per share calculation:
Basic	108,138	108,245	107,904	107,889
Diluted	111,344	113,027	111,305	112,888

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$193,048	$190,127
Short-term investments	411,130	345,478
Accounts receivable, net of allowances of $4,747 and $5,460, respectively	151,058	171,893
Deferred tax assets	24,804	23,350
Prepaid expenses and other current assets	36,035	29,396
Total current assets	816,075	760,244
Property and equipment, net	143,281	145,474
Goodwill and intangible assets, net	573,508	577,381
Long-term deferred tax assets	27,419	24,087
Other assets	4,730	5,031
Total assets	$1,565,013	$1,512,217
Liabilities and Equity
Current liabilities:
Accounts payable and other current liabilities	$122,347	$128,742
Deferred revenues	263,258	241,968
Total current liabilities	385,605	370,710
Long-term deferred revenues	9,329	8,807
Long-term deferred tax liabilities	1,951	2,523
Long-term income taxes payable	21,910	21,195
Other liabilities	1,513	3,459
Total liabilities	420,308	406,694
Equity:
Total Informatica Corporation stockholders' equity	1,144,705	1,103,105
Noncontrolling interest	—	2,418
Total equity	1,144,705	1,105,523
Total liabilities and equity	$1,565,013	$1,512,217

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2013	2012
Operating activities:
Net income	$36,073	$46,615
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,263	5,458
Share-based compensation	29,379	20,627
Deferred income taxes	(3,663)	(930)
Tax benefits from share-based compensation	3,518	10,325
Excess tax benefits from share-based compensation	(4,810)	(10,037)
Amortization of intangible assets and acquired technology	15,333	14,220
Other operating activities, net	(2,462)	938
Changes in operating assets and liabilities:
Accounts receivable	21,308	35,556
Prepaid expenses and other assets	(1,298)	11,888
Accounts payable and accrued liabilities	(8,131)	(21,977)
Income taxes payable	(4,572)	(9,074)
Accrued facilities restructuring charges	—	(23,977)
Deferred revenues	20,989	22,065
Net cash provided by operating activities	108,927	101,697
Investing activities:
Purchases of property and equipment	(5,017)	(134,847)
Purchases of investments	(232,304)	(121,818)
Investment in equity interest, net	—	22
Maturities and sales of investments	164,620	96,287
Business acquisitions, net of cash acquired	(7,464)	—
Net cash used in investing activities	(80,165)	(160,356)
Financing activities:
Net proceeds from issuance of common stock	30,100	27,177
Repurchases and retirement of common stock	(42,982)	(29,652)
Withholding taxes related to restricted stock units net share settlement	(5,570)	(5,950)
Payment of contingent consideration	(2,490)	(4,120)
Excess tax benefits from share-based compensation	4,810	10,037
Purchase of acquiree stock	(6,365)	—
Net cash used in financing activities	(22,497)	(2,508)
Effect of foreign exchange rate changes on cash and cash equivalents	(3,344)	(2,346)
Net increase (decrease) in cash and cash equivalents	2,921	(63,513)
Cash and cash equivalents at beginning of period	190,127	316,835
Cash and cash equivalents at end of period	$193,048	$253,322

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Total revenues	$222,439	$190,492	$436,739	$386,512

Operating income:

GAAP operating income	$25,931	$28,202	$50,630	$66,219

Percentage of GAAP operating income to total revenues	12%	15%	12%	17%

Plus:
Amortization of acquired technology - Cost of revenues	5,621	5,361	11,345	10,992
Amortization of intangible assets - Operating expenses	2,000	1,576	3,988	3,228
Facilities restructuring and facility lease termination costs - Operating expenses	—	—	—	710
Building operating expense - Operating expenses (1)	591	645	1,231	355
Acquisitions and other charges (benefit) - Operating expenses	(436)	67	1,214	353
Share-based compensation - Cost of revenues	1,433	1,023	2,763	2,110
Share-based compensation - Research and development	4,978	3,478	9,418	6,963
Share-based compensation - Sales and marketing	5,686	3,141	10,375	6,479
Share-based compensation - General and administrative	3,752	2,367	6,823	5,075
Non-GAAP operating income	$49,556	$45,860	$97,787	$102,484

Percentage of Non-GAAP operating income to total revenues	22%	24%	22%	27%

Net income:

GAAP net income	$18,166	$20,086	$36,073	$46,615

Plus:
Amortization of acquired technology - Cost of revenues	5,621	5,361	11,345	10,992
Amortization of intangible assets - Operating expenses	2,000	1,576	3,988	3,228
Facilities restructuring and facility lease termination costs - Operating expenses	—	—	—	710
Building operating expense - Operating expenses (1)	591	645	1,231	355
Acquisitions and other charges (benefit) - Operating expenses	(436)	67	1,214	353
Share-based compensation - Cost of revenues	1,433	1,023	2,763	2,110
Share-based compensation - Research and development	4,978	3,478	9,418	6,963
Share-based compensation - Sales and marketing	5,686	3,141	10,375	6,479
Share-based compensation - General and administrative	3,752	2,367	6,823	5,075
Income tax adjustments	(7,647)	(5,320)	(14,306)	(10,928)
Non-GAAP net income	$34,144	$32,424	$68,924	$71,952

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Diluted net income per share:

Diluted GAAP net income per share	$0.16	$0.18	$0.32	$0.41
Plus:
Amortization of acquired technology	0.05	0.05	0.10	0.10
Amortization of intangible assets	0.02	0.01	0.04	0.03
Facilities restructuring and facility lease termination costs	—	—	—	0.01
Building operating expense (1)	0.01	0.01	0.01	—
Acquisitions and other charges (benefit)	—	—	0.01	—
Share-based compensation	0.14	0.09	0.27	0.19
Income tax adjustments	(0.07)	(0.05)	(0.13)	(0.10)
Diluted Non-GAAP net income per share	$0.31	$0.29	$0.62	$0.64

Shares used in computing diluted Non-GAAP net income per share	111,344	113,027	111,305	112,888
________________

(1)
Represents expense from operating future headquarters buildings purchased in February 2012 prior to expected occupancy by Informatica, which the Company previously reported in periods prior to the acquisition as a part of the “Facilities restructuring charges (benefit) - Operating expenses.”